Exhibit 10.2

Execution Version

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (the “Agreement”), dated as of May 12, 2020 by and among Ultra Resources, Inc., a Delaware corporation (the “Company”), UMB Bank, N.A. a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office at 120 South Sixth Street, Suite 1400, Minneapolis, Minnesota, 55402, (the “Successor Trustee”) and Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office at 15950 North Dallas Parkway, Suite 550, Dallas, Texas 75248, (the “Resigning Trustee”).

RECITALS:

WHEREAS, there are currently $150,439,000 aggregate principal amount of the Company’s 6.875% Senior Notes due 2022 and $225,000,000 aggregate principal amount of the Company’s 7.125% Senior Notes due 2025 (collectively, the “Securities”) outstanding under an Indenture, dated as of April 12, 2017, by and between the Company, the Guarantors, (as defined therein) and the Resigning Trustee (the “Indenture”);

WHEREAS, the Company appointed Resigning Trustee as the trustee (the “Trustee”), registrar, custodian and paying agent under the Indenture;

WHEREAS, Section 7.8 of the Indenture provides that the Trustee may at any time resign with respect to the Securities by giving written notice of such resignation to the Company effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee by the Company. This Agreement shall hereby serve as such written notice.

WHEREAS, Section 7.8 of the Indenture provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

WHEREAS, Section 7.8 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture;

WHEREAS, the Resigning Trustee, is hereby giving written notice to the Company that it is resigning as Trustee, registrar, paying agent and custodian under the Indenture;

WHEREAS, the Company desires to appoint Successor Trustee as successor Trustee, to succeed Resigning Trustee in such capacities under the Indenture; and

WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee under the Indenture;

NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

THE RESIGNING TRUSTEE

1.1 Pursuant to Section 7.8 of the Indenture, Resigning Trustee, has notified the Company and the Successor Trustee shall mail a notice of its succession to Holders (as defined in the Indenture) that Resigning Trustee has resigned as Trustee, registrar, paying agent and custodian under the Indenture.

1.2 Resigning Trustee hereby represents and warrants to Successor Trustee that:

(a)

No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

(b)

To the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, there is no action, suit or proceeding pending or threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indenture.

(c)	As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture.

(d)	The registers in which it has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.

1.3 Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers and duties of the Trustee, registrar, paying agent and custodian. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, registrar, paying agent and custodian.

1.4 Resigning Trustee shall deliver to Successor Trustee, as of or promptly after the effective date hereof, all of the documents listed on Exhibit A hereto.

THE COMPANY

1.5 The Company hereby accepts the resignation of Resigning Trustee as Trustee, registrar, paying agent and custodian under the Indenture and this Agreement as written notice of resignation.

1.6 The Company hereby appoints Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers and duties of Resigning Trustee as Trustee, registrar, paying agent and custodian under the Indenture with like effect as if originally named as Trustee, registrar, paying agent and custodian in the Indenture.

1.7 The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

(a)	The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

(b)

The Indenture, and each amendment or supplemental indenture thereto, if any, was validly and lawfully executed and delivered by the Company and is in full force and effect and the Securities were validly issued by the Company.

(c)

No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company’s knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

(d)

The Company has authorized certain officers of the Company to: (a) accept Resigning Trustee’s resignation as Trustee, registrar, paying agent and custodian under the Indenture; (b) appoint Successor Trustee as Trustee under the Indenture; and (c) execute and deliver such agreements, including, without limitation, this Agreement and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, registrar, paying agent and custodian under the Indenture. Furthermore, this Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(e)	All conditions precedent relating to the appointment of UMB Bank, N.A. as successor Trustee, registrar, paying agent and custodian under the Indenture have been complied with by the Company.

THE SUCCESSOR TRUSTEE

1.8 Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:

(a)	Successor Trustee is eligible under the provisions of Section 7.10 of the Indenture to act as Trustee under the Indenture.

(b)	This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

1.9 Successor Trustee hereby accepts its appointment as successor Trustee, registrar, paying agent and custodian under the Indenture and accepts the rights, powers, and duties of Resigning Trustee as Trustee, registrar, paying agent and custodian under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, registrar, paying agent and custodian under the Indenture. The Successor Trustee shall send a notice of its succession to Holders.

1.10 References in the Indenture to “corporate trust office” or other similar terms shall be deemed to refer to the designated corporate trust office of Successor Trustee, which is presently located at 120 South Sixth Street, Suite 1400, Minneapolis, Minnesota 55402.

MISCELLANEOUS

1.11 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

1.12 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective immediately upon execution by the parties; provided, however, that any resignation of the Resigning Trustee as registrar and paying agent under the Indenture and any appointment of the Successor Trustee as registrar and paying agent under the Indenture shall be effective as of the close of business on the tenth (10th) day after the date first written above or as soon as practicable thereafter.

1.13 This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture. The Company acknowledges its obligation set forth in Section 7.7 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred without gross negligence or willful misconduct on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust and the performance of its duties evidenced by the Indenture (which obligation shall survive the execution hereof and resignation effected hereby).

1.14 The parties hereto acknowledge and agree that nothing contained herein shall constitute (a) an assumption by the Successor Trustee of any liability of the Resigning Trustee arising out of any breach by the Resigning Trustee in the performance or non-performance of the Resigning Trustee’s duties as Trustee under the Indenture or (b) an assumption by the Resigning Trustee of any liability of the Successor Trustee arising out of any breach by the Successor Trustee in the performance or non-performance of the Successor Trustee’s duties as Trustee under the Indenture.

1.15 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

1.16 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement and signature pages for all purposes.

1.17 The Company acknowledges that, in accordance with Section 326 of the USA Patriot Act, Successor Trustee, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Successor Trustee. The Company agrees that it will provide Successor Trustee with such information as it may request in order for Successor Trustee to satisfy the requirements of the USA Patriot Act.

1.18 This Agreement sets forth the entire agreement of the parties with respect to its subject matter, and supersedes and replaces any and all prior contemporaneous warranties, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement other than those contained in this Agreement.

1.19 The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.

1.20 Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:

If to the Company:

Ultra Resources, Inc.

116 Inverness Drive East #400,

Englewood, CO 80112

Attn.: Kason D. Kerr

Email: kkerr@ultrapetroleum.com

With a copy to:

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attn.:    Matthew R. Pacey

             Mary Kogut

             Brooks W. Antweil

Email:  matt.pacey@kirkland.com

             mkogut@kirkland.com

             brooks.antweil@kirkland.com

If to Resigning Trustee:

Wilmington Trust, National Association

Global Capital Markets

1100 North Market Street

Wilmington, DE 19890

Attn.: Ultra Resources, Inc., Notes Administrator

Facsimile: (302) 636-4149

Email: scimalore@wilmingtontrust.com

If to Successor Trustee:

UMB Bank, N.A.

120 South Sixth Street, Suite 1400

Minneapolis, MN 55402

Attn.: Gordon Gendler

Email: gordon.gendler@umb.com

Phone: 612-337-7002

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, all as of the day and year first above written.

ULTRA RESOURCES, INC.

By:	/s/ David W. Honeyfield
Name:	David W. Honeyfield
Title:	Senior Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION as Resigning Trustee

By:	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Vice President

UMB BANK, N.A., as Successor Trustee

By:	/s/ Gordon Gendler
Name:	Gordon Gendler
Title:	Senior Vice President

Signature Page - Succession Agreement (Unsecured Notes)

EXHIBIT A

Documents to be delivered to Successor Trustee

1.	Executed copy of Indenture and any amendment and supplemental indenture thereto.

2.	Evidence that all Notes are held at DTC.

3.	Original Global Notes.

4.	Such other non-confidential, unprivileged documents or information as the Successor Trustee may reasonably request on or after the effective date.

Exhibit A - Succession Agreement (Unsecured Notes)

EXHIBIT B

[Successor Trustee LETTERHEAD]

NOTICE

To the Holders of:

CUSIP # ____________[1]
CUSIP # ____________

of

NOTICE IS HEREBY GIVEN, pursuant to Section 7.8 of the Indenture (the “Indenture”), dated as of April 12, 2017, by and between Ultra Resources, Inc., the Guarantors party thereto, (as defined therein), and Wilmington Trust, National Association, as Trustee, that Wilmington Trust, National Association has resigned as Trustee under the Indenture.

Pursuant to Section 7.8 of the Indenture, UMB Bank, N.A., a national banking association duly organized and existing under the laws of the United States of America, has accepted appointment as Trustee under the Indenture. The address of the designated corporate trust office of the successor Trustee is 120 South Sixth Street, Suite 1400, Minneapolis, Minnesota 55402.

Wilmington Trust, National Association’s resignation as Trustee and UMB Bank, N.A.’s appointment as successor Trustee were effective as of the opening of business on May [ ], 2020.

Dated: __________ ___, 2020

Successor Trustee

[1]	6.875% Notes - CUSIPs 90400G AA9/U9037B AA8

7.125% Notes - CUSIPs 90400G AB7/U9037B AB6

Exhibit B - Succession Agreement (Unsecured Notes)